EXHIBIT 10.4

FORM OF MANAGEMENT AND ADMINISTRATIVE SERVICES

AGREEMENT

This Agreement is dated [                    ], 2008 and is entered into between Medallion Financial Corp. (“Firm”) and National Security Solutions Inc. (“Client”). Firm and Client agree that Firm will provide to Client for and in consideration of the fees set forth herein, the non-exclusive license to use Firm’s services as outlined below.

1. BASIC TERMS.

A. Monthly Fixed Fee for Management and Administrative Services (as defined in Section 2 below): $5,500

B. Term: from the effective date of Client’s proposed initial public offering of its units pursuant to Client’s Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on [                    ], 2008, as amended (such Registration Statement, the “Registration Statement” and such date, the “Effective Date”) until Client’s failure to consummate a Business Combination (as defined in the Registration Statement) prior to the expiration of the twenty-four-month period (or, if applicable, the thirty-month period, according to the terms described in the Registration Statement) immediately following the Effective Date (the “Term”).

2. MANAGEMENT AND ADMINISTRATIVE SERVICES. Firm agrees, in exchange for a Monthly Fixed Fee for Management and Administrative Services, to provide the following management and administrative services: (i) administrative support, including, but not limited to, secretarial, record, bookkeeping and accounting services and certain related office services, and (ii) managerial assistance and mergers and acquisitions advice, such as monitoring the operations of the Firm, participating in board and management meetings, consulting with and advising the Firm’s officers and providing other organizational and financial guidance.

Client acknowledges that due to the imperfect nature of verbal, written and electronic communications, Firm shall not be responsible for damages, direct or consequential, which may result from the failure of Firm to furnish any service, including but not limited to the conveying of messages, communications and other services contemplated by this Agreement.

Client expressly agrees to waive the right to make any claim for damages, direct or consequential, arising out of any failure to furnish any service, any error or omission with respect thereto, or any delay or interruption of the same.

3. DURATION OF AGREEMENT. After expiration of the Term, the Agreement will automatically terminate. Prior to expiration of the term, either party may terminate the Agreement upon thirty (30) days’ advance written notice to the other party.

4. PAYMENTS. The monthly invoices/statements for the Monthly Fixed Fee for Management and Administrative Services will be billed in advance. Statements will be placed in the mailbox or faxed to Client on the first day of each month with payments due by the fifth day of each month. If the term shall not commence on the first day of a month or end on the last day of a month, fees for any such month shall be prorated. All amounts payable hereunder shall be payable at the office of Firm or to such other location or to any agent designated in writing by Firm. Notwithstanding the foregoing, Firm’s failure to provide a monthly invoice shall not alleviate Client’s obligation to pay amounts due and accrued under this Agreement.

5. DAMAGES AND INSURANCE. Firm and its respective directors, licensors, officers, agents, servants and employees shall not, to the extent permitted by law, except upon the affirmative showing of Firm’s gross negligence or willful misconduct, be liable for, and Client waives all right of recovery against such entities and individuals for any damage or claim with respect to any injury to any person or damage to, or loss or destruction of any property of Client, its employees, authorized persons and invitees. Without limitation of any other provision hereof, Client agrees to indemnify, defend, protect and hold Firm and its respective directors, licensors, officers, agents, servants and employees harmless from and against all liability to third parties arising out of actions or omissions of Client and its agents, employees, contractors, and invitees.

Firm and Client each hereby waive any and all rights of recovery against each other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, to the extent such loss or damage is covered by any insurance policy.

6. DEFAULT. The Client shall be deemed to be in default under this Agreement: (a) if Client fails to pay the Monthly Fixed Fee for Management and Administrative Services, (b) if Client fails to promptly and fully perform any other provisions of this Agreement and any such default continues in excess of five (5) business days after written notice by Firm, or (c) if Client fails to comply with the laws or permit licensing rules and other requirements regulating the conduct of Client’s business. Should Client be in default hereunder, Firm may terminate any or all of the services for the period of such default.

7. TRUST FUND WAIVER. Firm has no right, title, interest, or claim of any kind (“Claim”) in or to any monies in the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and American Stock Transfer & Trust Company, as trustee of the Trust Account), and hereby waives any Claim in or to any monies in the Trust Account it may have in the future, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

8. MISCELLANEOUS.

A. This is the only Agreement between the parties relating to the subject matter hereof. All amendments to this Agreement shall be in writing and signed by all parties. Any attempted amendment shall be void. The invalidity or unenforceability of any provision hereof shall not affect the remainder hereof.

B. All waivers must be in writing and signed by the waiving party. Firm’s failure to enforce any provision of this Agreement or its acceptance of fees shall not be a waiver and shall not prevent Firm from enforcing any provisions of this Agreement in the future. No receipt of money by Firm shall be deemed to waive any default of Client or to extend, reinstate or continue the term hereof.

C. The laws of the State of Delaware shall govern this Agreement.

D. Client represents and warrants to Firm that there are no agents, brokers, finders or other parties with whom Client has dealt who are or may be entitled to any commission or fee with respect to this Agreement.

E. Neither Client nor anyone claiming by, through or under Client shall assign this Agreement.

F. All notices hereunder shall be in writing. Notices to Client shall be deemed to be duly given if hand-delivered to Client if mailed by registered or certified mail, postage prepaid, to 300 Delaware Avenue, Suite 1264, Wilmington DE 19801. Notice to Firm shall be deemed to be duly given if mailed by registered or certified mail, postage prepaid, to 437 Madison Avenue, New York, New York 10022.

G. Firm may assign this Agreement and/or any fees hereunder and Client agrees to acknowledge any such assignee.

H. Notwithstanding anything to the contrary contained herein, Client shall look solely to the interest of Firm in this Agreement for the satisfaction of any of Client’s remedies with regard to the payment of money or otherwise and no other property or assets of Firm shall be subject to levy, execution or other enforcement procedures for the satisfaction of Client’s remedies with respect to this Agreement, or the relationship of the parties hereunder, such exculpation of personal liability to be absolute.

I. Firm will not be liable for any interruption or error in the performance of its services to Client or for any claim of business interruption or for any indirect, incidental, special, consequential, exemplary or punitive damages arising out of the provision of, or any failure to, furnish any service, any error or omission with respect thereto, or any delay or interruption of the same.

J. Failure of Firm to insist upon the strict performance of any term or condition of this Agreement or to exercise any right or remedy available for a breach thereof, or acceptance of full or partial payment during the continuance of any such breach, will not constitute a waiver of any such breach or any such term or condition. No term or condition of this Agreement required to be performed by Client and no breach thereof, will be waived, altered or modified, except by a written instrument executed by Firm.

K. Client will comply with and be bound by all provisions of this Agreement and, subject to the limitations listed above in Section 5, Client will indemnify and hold Firm harmless from and against any claim or liability arising from Client’s breach of this Agreement.

NATIONAL SECURITY SOLUTIONS INC.

By:
Name:
Title:

MEDALLION FINANCIAL CORP.

By:
Name:
Title:

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